Exhibit 10.1

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”), dated as of [DATE] (the “Grant Date”), is made by and between Digital Realty Trust, Inc., a Maryland corporation (the “Company”), and Jean F.H.P. Mandeville (the “Participant”).

WHEREAS, the Company maintains the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, Sections 8 and 9.8 of the Plan provide for the issuance of Restricted Stock to Non-Employee Directors of the Company; and

WHEREAS, the Board, which administers the Plan with respect to awards granted to Non-Employee Directors of the Company, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to issue the Restricted Shares (as defined below) to the Participant as an inducement for the Participant to enter into or remain in the service of the Company, the Partnership, the Services Company or any Subsidiary, and as an additional incentive during such service, and has advised the Company thereof.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.Issuance of Award.  Pursuant to the Plan, in consideration of the Participant’s agreement to provide services to or for the benefit of the Company, the Partnership, the Services Company or any Subsidiary, the Company hereby issues to the Participant an award (the “Award”) of [__] Shares of Restricted Stock (the “Restricted Shares”) on the terms and conditions set forth herein and in the Plan.

2.Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

(1)“Disability” means a disability that qualifies or, had the Participant been a participant, would qualify the Participant to receive long-term disability payments under the Company’s group long-term disability insurance plan or program, as it may be amended from time to time.
(2)“Qualifying Termination” means a Termination of Service by reason of (i) the Participant’s death, (ii) a termination due to the Participant’s Disability, or (iii) the Participant’s Retirement.
(3)“Restrictions” means the exposure to forfeiture and any other restrictions set forth herein and in the Plan, including, without limitation, Sections 3, 5 and 10 below.
(4)“Retirement” has the meaning set forth in the Company’s Corporate Governance Guidelines.
(5)“Service Provider” means an Employee, Consultant or member of the Board, as applicable.

Exhibit 10.1

3.Award Subject to the Plan; Certain Restrictions.  The Restricted Shares are subject to the terms of the Plan, including, without limitation, the restrictions on transfer set forth in Section 11.3 of the Plan and the REIT restrictions set forth in Section 13.8 of the Plan.  Any Permitted Transferee of the Restricted Shares shall take such Restricted Shares subject to the terms of the Plan and this Agreement.  Any such Permitted Transferee must, upon the request of the Company, agree to be bound by the Plan and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Company may reasonably require. Any transfer of the Restricted Shares which is not made in compliance with the Plan and this Agreement shall be null and void and of no effect. Without limiting the foregoing, the Restricted Shares shall be subject to the restrictions on ownership and transfer set forth in the Articles of Amendment and Restatement of the Company, as amended and supplemented from time to time.

4.Vesting.

(1)Time Vesting.  Subject to Sections 4(b), 4(c) and 5 below, the Restrictions shall lapse and the Restricted Shares shall vest and become nonforfeitable (the “Vested Shares”) on the earlier to occur of (i) the first anniversary of the Grant Date, or (ii) the day before the date of the next annual meeting of stockholders of the Company to occur following the Grant Date, subject to the Participant’s continued status as a Service Provider through such date.
(2)Qualifying Termination.   In the event that the Participant incurs a Qualifying Termination, the Restricted Shares shall vest in full and become nonforfeitable upon such Qualifying Termination.
(3)Change in Control.  In the event that a Change in Control occurs and the Participant remains in continued status as a Service Provider until at least immediately prior to such Change in Control, the Restricted Shares shall vest in full and become nonforfeitable immediately prior to such Change in Control.
5.Effect of Termination of Service.  In the event of the Participant’s Termination of Service for any reason, any and all Restricted Shares that have not vested (the “Unvested Shares”) as of the date of such Termination of Service (after taking into account any accelerated vesting that occurs in connection with such termination) will thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such Unvested Shares.  Except as expressly provided in any applicable plan, program or policy of the Company, the Partnership or any Subsidiary or in any employment agreement, employment offer letter or other service agreement between the Participant and the Company, the Partnership or any Subsidiary, no Restricted Shares that have not vested as of the date of the Participant’s Termination of Service shall thereafter become vested.

6.Book Entry/Certification; Escrow. At the sole discretion of the Administrator, the Restricted Shares will be issued in either (i) uncertificated form, with the Restricted Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the Restrictions; or (ii) certificate form subject to the terms of Section 14 below.  Any certificates representing Unvested Shares will be held by the Company or its authorized representatives until (i) they are forfeited, (ii) the Restrictions lapse and such Unvested Shares become Vested Shares or (iii) this Agreement is no longer in effect.

7.Execution and Return of Documents and Certificates.  By accepting this Award, the Participant hereby appoints the Company and its authorized representatives as the Participant’s attorney-in-fact to take all actions necessary to effect the transfer or surrender of any forfeited Unvested Shares to

Exhibit 10.1

the Company and, at the Company’s request, the Participant hereby agrees to promptly execute, deliver and return to the Company any and all documents or certificates that the Company deems necessary or desirable to effectuate the cancellation and forfeiture of the Unvested Shares, or to effectuate the transfer or surrender of such Unvested Shares to the Company.

8.Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:

(a)Tax Advice.  The Partnership has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences.  The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Restricted Shares.
9.Rights as Stockholder.  Except as otherwise provided herein, the Participant shall have all the rights of a stockholder with respect to the Restricted Shares, subject to the Restrictions, including the right to receive all dividends or other distributions paid or made with respect to the Restricted Shares; provided, however, that in the discretion of the Administrator, any extraordinary distributions with respect to any Shares that are subject to the Restrictions shall also be subject to the Restrictions.

10.Restrictions on New Shares. Subject to Section 4(c), in the event that the Restricted Shares are changed into or exchanged for a different number or kind of securities of the Company or of another corporation or other entity by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, such new or additional or different shares or securities which are issued upon conversion of or in exchange or substitution for the Restricted Shares which are then subject to Restrictions shall be considered Restricted Stock and shall be subject to all of the Restrictions, unless the Committee provides for the expiration of the Restrictions on the Restricted Shares in respect of which the new or additional or different shares or securities are issued.

11.Section 83(b) Election.  The Participant covenants that the Participant shall not make an election under Section 83(b) of the Code (or any comparable election in the state or country of the Participant’s residence) with respect to the Restricted Shares without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion.

12.Taxes.  The Company shall have the authority and the right to deduct or withhold, or require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to the issuance or vesting of the Restricted Shares.  The Administrator may in its discretion and in satisfaction of the foregoing requirement allow the Participant to elect to have the Company withhold Shares otherwise issuable or vesting under the Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld.  Notwithstanding any other provision of the Plan or this Agreement, the number of Shares which may be withheld with respect to the issuance or vesting of the Restricted Shares in order to satisfy the Participant’s tax liabilities with respect to the issuance or vesting of the Restricted Shares shall be limited to the number of Shares which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for income tax and payroll tax purposes that are applicable to such supplemental taxable income.

13.Remedies.  The Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Restricted Shares which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Company shall be entitled to obtain specific performance of the obligations of

Exhibit 10.1

the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.

14.Restrictive Legends.  Certificates or book entries evidencing the Restricted Shares, to the extent applicable, shall bear such restrictive legends as the Company and/or the Company's counsel may deem necessary or advisable under applicable law or pursuant to this Agreement or the Plan, including, without limitation, the following legends or any legends similar thereto:

“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the Company, a copy of which is on file with the Secretary of the Company, and (ii) the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan, in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

15.Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the Restricted Shares or any similar security of the Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the up to 90-day period beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company or the Partnership (except as part of such offering), if and to the extent requested in writing by the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Company, which consent may be given or withheld in the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, managing underwriter or underwriters, or initial purchaser or initial purchasers, as the case may be).

16.Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

17.Code Section 409A.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this

Exhibit 10.1

Agreement), the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 17 shall not create any obligation on the part of the Company or any Subsidiary to adopt any such amendment, policy or procedure or take any such other action.

18.No Right to Continued Service.  Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Company, the Partnership or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company, the Partnership or any Subsidiary, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause.

19.Miscellaneous.

(a)Incorporation of the Plan.  This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the Participant confirms that he or she has received access to a copy of the Plan and has had an opportunity to review the contents thereof.

(b)Clawback.   This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company, in each case, as may be amended from time to time.

(c)Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

(d)Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. Except as set forth in Section 17 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Board. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(e)Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 8 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Restricted Shares.

(f)Severability.  If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

Exhibit 10.1

(g)Titles.  The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(h)Counterparts.  This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(i)Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents, without regard to any otherwise governing principles of conflicts of law that would choose the law of any state other than the State of California.

(j)Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to the General Counsel of the Company at the Company’s address set forth in Exhibit A attached hereto.  Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Company.  By a notice given pursuant to this Section 19(j), either party may hereafter designate a different address for notices to be given to such party. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 19(j) (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

(k)Spousal Consent.  As a condition to the Company’s and its Subsidiaries’ obligations under this Agreement, the spouse of the Participant, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit B.

[signature page follows]

Exhibit 10.1

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

DIGITAL REALTY TRUST, INC.,

a Maryland corporation

By: /s/ Jeannie Lee

Name:Jeannie Lee

Title: Executive Vice President, General Counsel, Secretary

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

________________________________
Director

Doc Control:  BODTI

Exhibit A

Notice Address

Company Address

2323 Bryan Street

Suite 1800

Dallas, TX 75201

Exhibit A

Exhibit B

CONSENT OF SPOUSE

I, ____________________, spouse of [_________], have read and approve the foregoing Restricted Stock Agreement (the “Agreement”) and all exhibits thereto and the Plan (each as defined in the Agreement). In consideration of the granting to my spouse of the shares of restricted stock of Digital Realty Trust, Inc. (the “Company”) as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights and taking of all actions under the Agreement and all exhibits thereto and agree to be bound by the provisions of the Agreement and all exhibits thereto insofar as I may have any rights in said Agreement or any exhibits thereto or any securities issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement and exhibits thereto or otherwise. I understand that this Consent of Spouse may not be altered, amended, modified or revoked other than by a writing signed by me and the Company.

Grant Date:  __________________

By: ________________________________

Print name:__________________________

Dated: ___________________

If applicable, you must print, complete and return this Consent of Spouse to hrcommunications@digitalrealty.com. Please only print and return this page.

Exhibit B